UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2012

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2012, Ecotality, Inc. (the “Company”) named H. Ravi Brar its new President and Chief Executive Officer and the Company and Mr. Brar entered into an amendment (the “Brar Employment Agreement Amendment”) to Mr. Brar’s Executive Management Employment Agreement, dated as of November 19, 2010, to document Mr. Brar’s new role as President and Chief Executive Officer. A copy of the Brar Employment Agreement Amendment is attached hereto as Exhibit 10.1.

On September 12, 2012, the Company and Jonathan R. Read, its President and Chief Executive Officer, entered into a Separation Agreement and Release of Claims (the “Separation Agreement”), pursuant to which Mr. Read has resigned from the Company effective as of September 12, 2012 (the “Separation Date”). A copy of the Separation Agreement is attached hereto as Exhibit 10.2. The following summary is qualified in its entirety by reference to the Separation Agreement.

Under the Separation Agreement, in exchange for certain releases of claims and compliance with certain restrictive covenants, Mr. Read is eligible to receive an amount equal to $29,340.50 per month to be paid out on the Company’s regular pay cycle (the “Separation Payments”) from the Separation Date until October 31, 2013. While Mr. Read is receiving Separation Payments, the Company will continue his vehicle allowance of up to $1,000 per month and contribute to his group health insurance premiums in the same percentage of the monthly cost that it paid immediately prior to the Separation Date. Mr. Read and the Company mutually agreed to terminate Mr. Read’s Employment Agreement, dated as of November 1, 2011 (the “Employment Agreement”), other than the provisions of that agreement that survive termination as specified in Section 7.8 of the Employment Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 1.01 is incorporated herein by reference.

On September 12, 2012, the Company’s Board of Directors unanimously appointed H. Ravi Brar, age 43, as a Director to fill the vacancy on the Board created by Mr. Read’s resignation. Mr. Brar will serve as a director until the Company’s next annual meeting of shareholders. Mr. Brar joined the Company as Chief Financial Officer commencing on November 19, 2010. Mr. Brar most recently served as Executive Vice President and Chief Financial Officer at Exigen Services, Inc., a global software development outsourcing company based in Russia and China, from September 2007 to June 2010. Prior to that, from 1999 to July 2007, he held various executive positions at Pac-West Telecomm, Inc., including Chief Financial Officer and Chief Operating Officer. Before Pac-West, Mr. Brar spent eight years with the Xerox Corporation, most recently as Director of Business Development for China, Russia and India from 1998 to 1999 and in other finance, sales and operational roles from 1991 to 1997. Mr. Brar holds a B.S. in Managerial Economics from the University of California, Davis and an MBA from the Katz Graduate School of Business at the University of Pittsburgh. Mr. Brar was appointed to serve as a director due to his deep familiarity with the Company’s business, his substantial financial and accounting experience and many years of senior management experience in a variety of sectors.

On September 12, 2012, the Company named Susie Herrmann, age 43, its acting Chief Financial Officer. Ms. Herrmann will receive an annual salary of $185,000 and will be eligible to receive a performance bonus. Ms. Herrmann previously served as Ecotality’s Vice President of Corporate Finance and has been with the Company since February 21, 2008. From September 2006 to February 2008, Ms. Herrmann was Controller for Innovative Brands, a consumer products start-up company in Phoenix, Arizona. From 2002 to 2006 Ms. Herrmann held various financial leadership positions at Cytec Engineered Materials, a multinational manufacturer of advanced materials, including Manager of Financial Planning and Analysis. Prior to Cytec, Ms. Herrmann provided finance and accounting services in various capacities for The Dial Corporation, Belae Brands, and Dover Electronics. Ms. Herrmann has her Bachelor’s degree in Accounting from Binghamton University in New York and is a Certified Public Accountant in the state of Arizona.

In accordance with the terms of the Separation Agreement, Mr. Read resigned from the Company’s Board of Directors effective as of the Separation Date.

Item 8.01. Other Events.

On September 12, 2012, the Company issued a press release that publicly announced the appointment of Mr. Brar to serve as Director, President and Chief Executive Officer and the resignation of Mr. Read as Director, President and Chief Executive Officer. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 First Amendment to Executive Management Employment Agreement by and between H. Ravi Brar and the Company, dated September 12, 2012.

10.2 Separation Agreement and Release of Claims by and between Jonathan R. Read and the Company, dated September 12, 2012.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Company)

Signature	Title	Date

/s/ H. Ravi Brar	President and CEO	September 12, 2012
H. Ravi Brar

/s/ Susie Herrmann	Chief Financial Officer	September 12, 2012
Susie Herrmann

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

10.1	First Amendment to Executive Management Employment Agreement by and between H. Ravi Brar and the Company, dated September 12, 2012.

10.2	Separation Agreement and Release of Claims by and between Jonathan R. Read and the Company, dated September 12, 2012.

99.1	Press Release